                                                                 Exhibit 10.22

================================================================================


                            CONTRIBUTION AGREEMENT


                                 BY AND AMONG


                      DFW SOUTH ACQUISITION CORPORATION,
                             a Texas corporation,



                                      AND



                      AMERICAN GENERAL HOSPITALITY, INC.,
                             a Texas corporation,


           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.,
                        a Delaware limited partnership


                          Dated as of April 26, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1      The Contract.................................................   2
     1.1       Agreement to Contribute......................................   2
     1.2       Earnest Money................................................   2

ARTICLE 2      Hotel........................................................   3
     2.1       Hotel........................................................   3

ARTICLE 3      Purchase Price; Payment; Issuance of Limited
               Partner Units................................................   6
     3.1       Purchase Price...............................................   6
     3.2       Registration Rights..........................................   6
     3.3       Covenants, Representations and Warranties With
               Respect to Units and Shares..................................   7
     3.4       Securities Covenants, Representations and
               Warranties of................................................   8

ARTICLE 4      Title Deliveries.............................................  11
     4.1       Title Commitment.............................................  11
     4.2       UCC Search...................................................  11

ARTICLE 5      Hotel Documents, Inspection and Objections...................  12
     5.1       Hotel Documents..............................................  12
     5.2       Procedure for Objections.....................................  12
     5.3       Inspection of Hotel and Environmental Report.................  13
     5.4       Feasibility Determination....................................  13
     5.5       Financial Information........................................  14
     5.6       Termination Right of DFWGP...................................  14

ARTICLE 6      Permitted Exceptions.........................................  14
     6.1       Permitted Exceptions.........................................  14

ARTICLE 7      Operation of Hotel...........................................  14
     7.1       Interim Operation............................................  14
     7.2       Notices of Violation.........................................  15

ARTICLE 8      Representations and Covenants................................  16
     8.1       Representations by Partnership...............................  16
     8.2       Representations by AGH.......................................  16
     8.3       Representations by DFWGP.....................................  17
     8.4       Management...................................................  22
     8.5       Access to Hotel Books and Records............................  22
     8.6       Liquor License...............................................  22
     8.7       Hart Act.....................................................  22
     8.8       Employees....................................................  22

ARTICLE 9      Conditions Precedent to the Closing..........................  23
     9.1       Conditions to Obligations of the Partnership.................  23
     9.2       Conditions to DFWGP's Obligations............................  24

ARTICLE 10     Closing and Closing Documents................................  26
     10.1      Closing......................................................  26
     10.2      Escrow.......................................................  26
     10.3      DFWGP's Deliveries...........................................  26
     10.4      Deliveries by Partnership and REIT...........................  28
     10.5      Amendment of Formation Documents.............................  28
     10.6      Concurrent Transactions......................................  28
     10.7      Further Assurances...........................................  28
     10.8      Prorations and Adjustments...................................  29
     10.9      Capital Improvement Plan.....................................  30
     10.10     Sales Tax....................................................  30
     10.11     Document Recordation and Transfer Costs......................  31
     10.12     Reconciliation and Final Payment.............................  31

ARTICLE 11     Casualty And Condemnation....................................  31
     11.1      Risk of Loss Notice..........................................  31
     11.2      Partnership's Termination Right..............................  31
     11.3      Procedure for Closing........................................  32

ARTICLE 12     Default And Remedies.........................................  32
     12.1      Default by Partnership or REIT...............................  32
     12.2      DFWGP's Default..............................................  33

ARTICLE 13     Indemnities..................................................  34
     13.1      DFWGP's Indemnity............................................  34
     13.2      Partnership's Indemnity......................................  35

ARTICLE 14     Broker.......................................................  36
     14.1      No Broker....................................................  36
     14.2      Indemnification by DFWGP.....................................  36
     14.3      Indemnification by AGH.......................................  36

ARTICLE 15     Definitions..................................................  36
     15.1      Definitions..................................................  36

ARTICLE 16     Miscellaneous................................................  39
     16.1      Notice.......................................................  39
     16.2      Entire Agreement; Modifications and Waivers;
               Cumulative Remedies..........................................  40
     16.3      Exhibits.....................................................  41
     16.4      Successors and Assigns.......................................  41
     16.5      Article Headings.............................................  41
     16.6      Governing Law................................................  41
     16.7      Time Periods.................................................  41
     16.8      Counterparts.................................................  41
     16.9      Survival.....................................................  41
     16.10     Further Acts.................................................  42
     16.11     Severability.................................................  42
     16.12     Attorneys' Fees..............................................  42

EXHIBITS
- --------

Exhibit A      Limited Partners
Exhibit B      Legal Description
Exhibit C      Service Contracts
Exhibit D      FF&E Leases
Exhibit D-1    Lock-Up Agreement
Exhibit D-2    Exchange Rights Agreement
Exhibit D-3    Registration Rights Agreement
Exhibit E      Security Documents
Exhibit F      Leases
Exhibit G      Insurance Policies
Exhibit H      Licenses
Exhibit I      Violations
Exhibit J      Warranties
Exhibit K      Environmental Reports

SCHEDULES
- ---------

Schedule 1     Purchase Price


The exhibits and/or schedules of Exhibit 10.22, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                            CONTRIBUTION AGREEMENT
                            ----------------------


          THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of April __, 1996 by and among DFW South Acquisition Corporation, a Texas corporation ("DFWGP"), AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("AGH") and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership").


                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS, DFWGP, is the General Partner of and the owner of 13.333333% of the Interests (as defined below) in DFW South I Limited Partnership, a Texas limited partnership ("DFWS") that owns the Hotel (as hereinafter defined), which is currently licensed and operated as a "Holiday Inn" hotel;

          WHEREAS, the parties listed on Exhibit A attached hereto
                                         ---------
(collectively, the "Limited Partners") own the remainder of the Interests and are contributing their Interests to the Partnership pursuant to separate agreements (the "Other Contracts");

          WHEREAS, the majority owner of the Partnership will be American General Hospitality Corporation (the "REIT"), a corporation organized under the laws of the State of Maryland which intends to be qualified as a real estate investment trust under the Internal Revenue Code to continue and expand the hotel acquisition, development, repositioning and ownership operations of AGH and its affiliates. An affiliate of the REIT is sole general partner of the Partnership;

          WHEREAS, AGH and the REIT intend to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-11 (as amended from time to time through the date of the offering, the "Registration Statement") relating to an underwritten initial public offering (the "IPO") of its shares (collectively, the "Shares") of common stock, par value $.01 per share ("Common Stock"); and

          WHEREAS, at the Closing, DFWGP wishes to contribute all of its partnership interest in DFWS to the Partnership in exchange for units of limited partnership interest in the Partnership ("Units") as hereinafter set forth in this Agreement.

                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

          1.1  Agreement to Contribute.  For and in consideration of the mutual
               -----------------------
benefits enjoyed by one another under this Agreement and the terms and conditions hereof, DFWGP agrees to contribute, assign and transfer its Interest to the Partnership (and/or such affiliates of the Partnership as it may designate, in such percentage allocations as the Partnership may designate), and the Partnership (or its designee) agrees to accept the DFWGP Interest. As used herein, "Interest" shall mean all of a person or entity's right, title and interest in DFWS, including his or its right, title and interest in capital, profits and distributions.

          1.2  Earnest Money.  For the purpose of securing the performance of
               -------------
the Partnership and the REIT under the terms and provisions of this Agreement and as a condition precedent to DFWGP's obligations hereunder, AGH has delivered, prior to or contemporaneously with the execution hereof, the Earnest Money to Chicago Title Insurance Company ("Escrow Agent") in current funds. The term "Earnest Money" shall mean $50,000, and any other sums which may from time to time be deposited as "Earnest Money" or "Additional Earnest Money" under the terms of any addendum or amendment hereto. All interest accruing on Earnest Money deposited under this Agreement shall become a part of and be added to the Earnest Money so that it shall be subject to disbursement or application in the same manner as is the principal of the Earnest Money. The Earnest Money shall be held in escrow pursuant to the terms of an escrow agreement (the "Escrow Agreement") executed contemporaneously herewith. The Escrow Agent shall deposit the Earnest Money in an interest bearing account at a bank or savings institution reasonably acceptable to DFWGP and Partnership, and all interest accrued thereon shall be reported under the Partnership's federal tax identification number. If the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof, the Earnest Money shall be disbursed pursuant to the terms of this Agreement and the terms of the Escrow Agreement. If the transactions contemplated by this Agreement are consummated in accordance with the terms hereof, the Earnest Money shall be returned to AGH.

                                   ARTICLE 2
                                     HOTEL
                                     -----


          2.1  Hotel.  As used in this Agreement, the term "Hotel" shall mean
               -----
and refer to the following:

          (a) The parcel or parcels of real property located at 4440 West Airport Freeway, Irving, Texas 75062 and more particularly described on Exhibit
                                                                        -------
B attached hereto (collectively, the "Land");
- -

          (b) The 409-room hotel and all other buildings, structures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

          (c) All tangible personal property and fixtures (collectively, the "FF&E") of any kind owned by DFWS and attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by DFWS and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs, personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment; and all incinerating and disposal equipment; all health club and fitness equipment; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions and other furnishings; all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils;

          (d) All merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, towels, linen and bedding, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the "Other Personalty");

          (e) All leases, occupancy agreements, "trade-out" agreements or other agreements, franchises, leases, demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, the "Leases" and individually, a "Lease");

          (f) All advance bookings, convention reservations and other guest, room and other booking and reservation contracts (collectively, the "Guest Bookings");

          (g) All prepaid rents and deposits, including but not limited to, utility deposits, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services or made in connection with the Leases or the Guest Bookings (collectively, the "Deposits"); provided, however, that DFWGP and the Limited Partners (DFWGP and the Limited Partners, collectively, the "Sellers"; each, a "Seller") shall be entitled to a proration credit under Section 10.8 hereof at Closing for the amount of the Deposits which are transferred to or for the account of the Partnership, and the Partnership will assume all of DFWGP's post-Closing liability and obligations, if any, with regard to such Deposits;

          (h) Any and all of the right, title and interest of DFWS in and to the following that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Guest Bookings, Other Personalty, or FF&E to the extent assignable:

               (i)  The contracts or agreements described on Exhibit C attached
                                                             ---------
     hereto, and all other contracts or agreements, such as maintenance, supply, service, parking or utility contracts, (collectively, the "Service Contracts");

              (ii) Warranties, guaranties, indemnities, and claims for the benefit of DFWS against providers of goods or services (other than under the Management Agreement or the Franchise Agreement) relating to the Hotel (collectively, the "Warranties");

             (iii) Licenses, permits, franchises, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party, including without limitation the liquor license and the franchise or license agreement permitting the operation of the Circle Spur Saloon restaurant at the Hotel (if it does not automatically continue on a change of control, DFWGP agrees to use reasonable efforts to obtain any necessary consents to the continuation of the license) (collectively, the "Licenses");

              (iv) Telephone exchanges, trade names, trade styles, trade marks, and other identifying material, and all variations thereof, together with all related goodwill (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain);

               (v) Plans, drawings, specifications, surveys, soil reports, environmental reports, engineering reports, inspection reports, and other technical descriptions and reports to the extent in DFWGP's possession or control and without any representation or warranty of any kind from DFWGP (collectively, the "Plans and Specs"); and

              (vi) The leases and other contracts permitting the use of any FF&E at the Improvements described on Exhibit D attached hereto and all
                                           ---------
     other leases and other contracts permitting the use of any FF&E at the Improvements, (collectively, the "FF&E Leases").

          (i) DFWS' interest, if any, in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements;

          (j) All right, title and interest of DFWS, if any, appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land (other than the adjacent lot currently owned by an affiliate of DFWS), and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land; and

          (k) All books, records, promotional material, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by DFWS and in DFWS' possession or control, or which DFWS has access to or may obtain and has the right to convey and deliver which are or may be used in DFWS' ownership or use of the Land, the Improvements or the

FF&E (collectively, the "Records"); provided, however, that a copy of any such records may be retained by DFWGP. Partnership agrees to retain all Records for the applicable statutory periods unless Partnership provides DFWGP fifteen (15) days notice prior to disposing of the Records. Partnership shall permit DFWGP reasonable access to the Records while the Records are in Partnership's possession. All of the property and rights constituting the Hotel except for the Land and Improvements are hereinafter referred to as the "Personal Property."

                                   ARTICLE 3
                           PURCHASE PRICE; PAYMENT;
                           ------------------------
                       ISSUANCE OF LIMITED PARTNER UNITS
                       ---------------------------------

          3.1  Purchase Price.  The aggregate purchase price less the value of
               --------------
the Debt for all the Interests shall be $10,882,000 ("Aggregate Purchase Price"). The purchase price ("Purchase Price") to be received by DFWGP in respect of the contribution of DFWGP's Interest shall be determined by applying the applicable provisions of the Amended and Restated Agreement of Limited Partnership of DFWS dated May 1, 1992 to the result of the sale transaction based upon the Aggregate Purchase Price. The Purchase Price as adjusted as set forth below shall be paid to DFWGP at the Closing in Units. The Purchase Price shall be adjusted and the total number of Units to be delivered to DFWGP shall be determined in accordance with Schedule 1 annexed hereto. The parties agree that the Purchase Price (after adjustment pursuant to Schedule 1, but before any adjustment pursuant to Section 10.8 an 10.9) will be allocated 5% to the Land, 90% to the Improvements and 5% to the Personal Property.

          DFWGP hereby subscribes for and agrees to accept the issuance of the Units and the terms and conditions of the partnership agreement for the Partnership to be executed at or prior to Closing (the "Partnership Agreement"), including without limitation the power of attorney granted in the Partnership Agreement, and to execute and deliver at the Closing such other documents or instruments as may be reasonably required by the REIT under the Partnership Agreement to effect the admission of DFWGP as a limited partner in the Partnership. At the Closing, DFWGP and the REIT shall execute and deliver the Partnership Agreement (or an amendment thereto) by which DFWGP is issued its Units and admitted as a limited partner to the Partnership (the "Partnership Amendment").

          3.2  Registration Rights.  DFWGP shall have certain rights, after a
               -------------------
one-year "lock-up period", to exchange the Units for shares of the Common Stock and to register the shares with the SEC. Such rights will be set forth in a lock-up agreement (the "Lock-Up Agreement"), an exchange rights agreement (the "Exchange Rights Agreement") and a registration rights agreement (the "Registration Rights Agreement") to be executed by DFWGP and the REIT at the Closing. The Lock-Up Agreement, Exchange Rights Agreement and Registration Rights Agreement shall be substantially in the form attached hereto as Exhibit D-1, Exhibit D-2, and Exhibit D-3, respectively.
   -----------  -----------      -----------

          3.3  Covenants, Representations and Warranties With Respect to Units
               ---------------------------------------------------------------
and Shares.  The Partnership hereby covenants, represents and warrants to DFWGP
- ----------
that, as of the Closing, the following will be true and correct:

          (a) The REIT will have the full legal right, power and authority to enter into the Registration Rights Agreement and the Exchange Rights Agreement and to consummate the transactions contemplated therein. The Registration Rights Agreement and the Exchange Rights Agreement will be duly authorized by all necessary corporate action on the part of and will constitute the valid and binding obligation of the REIT, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement thereof or relating to creditors' rights generally. The Partnership will have the full right, power and authority to enter into the Lock-Up Agreement and its execution will be duly authorized by all necessary partnership action.

          (b) The Partnership Agreement and any Partnership Amendment will constitute valid and binding obligations of the REIT, enforceable in accordance with their terms.

          (c) The Units to be issued to DFWGP will have been duly and validly authorized and issued, free of any preemptive or similar rights, and be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As holders thereof, DFWGP shall be admitted as limited partners of the Partnership entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis.

          (d) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery by the Partnership of the Units, the valid authorization, issuance, sale and delivery of any shares of Common Stock that may be issued by the REIT upon any exchange of the Units, and the execution, delivery and performance of the Registration Rights Agreement by the REIT (other than complying with applicable securities laws and regulations), will have been made or obtained and will be in full force and effect.

          (e) Neither the issuance or sale and delivery by Partnership of the Units, nor the issuance, sale and delivery by REIT of any shares of Common Stock that may be issued upon any redemption of the Units, nor the execution, delivery and performance of the Registration Rights Agreement, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the certificate of incorporation or by-laws of the REIT or the certificate of limited partnership or the Partnership Agreement of the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the REIT or the Partnership is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties (other than compliance with the securities laws and regulations); or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the REIT or the Partnership.

          The foregoing representations and warranties shall be true and accurate on the Closing Date, and the Partnership and the REIT shall execute and deliver to DFWGP at the Closing a certificate confirming the accuracy of the foregoing representations and warranties.

          3.4  Securities Covenants, Representations and Warranties of DFWGP.
               -------------------------------------------------------------

          (a) DFWGP represents that it has received and reviewed a copy of the draft Registration Statement prepared in connection with the contribution of Interests to the Partnership hereunder and the draft financial statements for the REIT describing the property and interests which are currently expected to be owned directly or indirectly by the REIT upon consummation of the IPO. DFWGP understands that an investment in the Units involves risks. DFWGP, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in Units, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in Units, (ii) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment including the loss of its entire investment. It is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). If DFWGP has retained or retains a person to represent or advise it with respect to its investment in Units, it will advise the Partnership of such retention and, at the Partnership's request, DFWGP shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to the Partnership containing such representations as may be reasonably requested by the Partnership.

          (b) DFWGP understands that an investment in the Partnership involves substantial risks. It has been given the opportunity to make a thorough investigation of the proposed activities of the Partnership and has been furnished with materials relating to the Partnership and its proposed activities, including, without limitation, the draft Registration Statement. It has been afforded the opportunity to obtain any additional information requested by it. It has had an opportunity to ask questions of and receive answers from representatives of the Partnership concerning the Partnership and its proposed activities and the terms and conditions of an investment in Units. It has relied and is making its investment decision based upon the draft Registration Statement and other written information provided to DFWGP by or on behalf of the Partnership.

          (c) The Units to be issued to DFWGP at the Closing will be acquired by DFWGP for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein (whether to the constituent partners of DFWGP or otherwise). DFWGP was not formed for the specific purpose of acquiring an interest in the Partnership.

          (d) DFWGP acknowledges that (i) the Units to be issued to it at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the REIT's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of DFWGP contained in this Section, (iii) the Units to be issued to it at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and (v) it has no obligation or intention to register such Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement. DFWGP hereby acknowledges that it may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units issued hereunder for an indefinite period of time, although (x) subject to the Lock-Up Agreement and under the terms of the Partnership Agreement and Exchange Rights Agreement, as they will be in effect at the time of the IPO, Units will be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for Shares or, at the option of the REIT, cash, and (y) subject to the Lock-Up Agreement, the holder of any such Shares issued upon exchange of Units will be afforded certain rights to have such Shares registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

          (e) The address set forth under DFWGP's name in Section 8.2(u) is the address of DFWGP's principal place of business and it has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is located.

          (f) DFWGP acknowledges that after Closing of the IPO, it will be provided annually with financial statements of the Partnership including a balance sheet and the related statements of income and retained earnings and changes in financial position, accompanied by a report of an independent public accountant stating that an audit of such financial statements has been made in accordance with generally accepted accounting principles, stating the opinion of the accountant with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the accountant takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

          (g) DFWGP agrees that it will not sell or otherwise transfer the Units unless they are registered under the Federal Securities Act of 1933 or unless an exemption from such registration is available. DFWGP represents that it has adequate means of providing for its current needs and possible contingencies, and that it has no need for liquidity of the investment.

          (h) It is understood that all documents, records and books pertaining to the investment have been made available for inspection by DFWGP's attorney or accountant or offeree representative and DFWGP, and that the books and records of the Partnership will be available upon reasonable notice, for inspection by DFWGP at reasonable hours at its principal place of business.

          (i) The foregoing representations and warranties shall be true and accurate as of the Closing Date.

                                   ARTICLE 4
                               TITLE DELIVERIES
                               ----------------

          4.1  Title Commitment.  Within ten (10) days after the execution of
               ----------------
this Agreement, DFWGP shall obtain and deliver the following to the Partnership:

          (a) A title commitment for revised coverage (the "Revised Coverage") increasing the value of the coverage provided in that certain Commitment for Title Insurance issued by Commonwealth Land Title Insurance Company dated January 30, 1996 (the "Prior Title") to $25,132,000.00, which Revised Coverage shall be issued by a title company designated by the Partnership and acceptable to DFWGP (the "Title Company"), for the most recent form of ALTEX Owner's policy (the "Title Commitment") covering the Land and Improvements, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to DFWS at Closing an Owner Policy of Title Insurance (the "Title Policy") on the most recent form of ALTEX Owner's policy. DFWGP shall pay the cost of the Revised Coverage premium, provided, however, DFWGP's obligation hereunder shall be limited to a maximum cost not to exceed the cost of a new premium in the amount of the full Purchase Price less the original cost of the premium for the Prior Title. DFWGP agrees
      ----
that Chicago Title Insurance Company is acceptable to DFWGP; and

          (b) A true, complete, legible and, where applicable, recorded copy of all documents and instruments referred to or identified in the Title Commitment, each of which shall be obtained at DFWGP's sole cost and expense, including, but not limited to, all deeds, lien instruments, leases, plats, surveys, reservations, restrictions, and easements.

          4.2  UCC Search.  Within ten (10) days after the execution hereof,
               ----------
DFWGP shall obtain and deliver to the Partnership, at Sellers' sole cost and expense, current written reports (the "UCC Searches") (a) from the Offices of the Delaware and Texas Secretaries of State and the deed recording offices of Dallas County, Texas, reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the names of DFWGP and DFWS and under the Tradename used by DFWGP at the Hotel, (b) of any judgment or tax liens against either of DFWGP or the Hotel, and (c) of any bankruptcy filing by or against DFWGP.

                                   ARTICLE 5
                  HOTEL DOCUMENTS, INSPECTION AND OBJECTIONS
                  ------------------------------------------

          5.1  Hotel Documents.  As soon as practicable but in no event later
               ---------------
than ten (10) days after the execution hereof and to the extent in DFWGP's possession or control and not previously delivered to AGH, DFWGP, at AGH's sole cost and expense, will deliver to AGH true, correct and complete copies (or where specifically indicated, original counterparts) of the following together with all amendments, modifications, renewals or extensions thereof:

               (i) All Warranties relating to the Hotel or any part thereof which are still in effect;

              (ii)  All Licenses;

             (iii) All agreements relating to the operation of the Hotel (including leases of adjacent land or facilities);

              (iv) All documentation relating to the terms of employment of any employees of DFWS;

               (v)  All of the Plans and Specs;

              (vi)  All Service Contracts;

             (vii) All Leases and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by DFWS in connection therewith; and

            (viii) To the extent in the possession or control of DFWS, all notices received from governmental authorities in connection with the Hotel since January 1, 1994.

          5.2  Procedure for Objections.  The Partnership shall have until
               ------------------------
twenty-eight (28) days following the completion of all deliveries required by DFWGP to the Partnership under Sections 4.1, 4.2, 4.3 and 5.1 hereof (the "Document Review Period") to notify DFWGP in writing of any objections the Partnership may have to matters reflected in or concerning the Title Commitment, the UCC Searches or any documents or items delivered by DFWGP to the Partnership pursuant to those Sections. If the Partnership shall so notify DFWGP of any objections, DFWGP shall cure such objections within fourteen (14) days from the date on which DFWGP receives the Partnership's objections. If the Partnership is not reasonably satisfied with the results of any cure efforts by DFWGP, the Partnership may terminate this Agreement by giving written notice of termination to DFWGP within ten (10) days after the end of DFWGP's fourteen (14) day cure period. If the Partnership has not so notified DFWGP within the aforementioned period, DFWGP will be deemed to have waived its objections to matters referred to in this Section. If the Partnership terminates this Agreement pursuant to this Section, the Earnest Money shall be returned to AGH within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other. DFWGP agrees to provide any necessary written directions to Escrow Agent to release the Earnest Money to AGH. The Partnership may elect to waive the cure of such objections and to proceed to Closing in lieu of terminating this Agreement.

          5.3  Inspection of Hotel and Environmental Report.  DFWGP shall give
               --------------------------------------------
the agents and representatives of AGH and Partnership full, free access to the Hotel prior to Closing, to inspect the Hotel's physical plant, accounting records, and correspondence. DFWGP shall give the agents and representatives of AGH and the Partnership the right to physically inspect the Hotel and to conduct soil tests and other inspections (the "Inspections") (so long as such Inspections do not unreasonably interfere with the use and occupancy of the Hotel by DFWGP, by guests or patrons of the Hotel, or by Tenants). The costs and expenses of any investigations by AGH and Partnership shall be borne solely by them. Partnership and AGH shall have the obligation to restore the Hotel to its condition prior to the Inspections, which obligation shall survive any termination of this Agreement. AGH covenants and agrees that the Hotel shall not be damaged or impaired in any way as the result of the Inspections, and hereby agrees to indemnify and hold DFWGP harmless from and against any claims, causes of action, damages and expenses (including attorneys' fees) to the extent incident to, resulting from or in any way arising out of the presence in, on or about the Hotel of AGH or Partnership, or their agents or representatives, or out of any such Inspection. Such indemnity shall survive the Closing or any termination of this Agreement.

          5.4  Feasibility Determination.  AGH shall have forty-five (45) days
               -------------------------
from the date of this Agreement to evaluate the feasibility of the transaction contemplated herein and to conduct its Inspections under Section 5.3 hereof (the "Feasibility Review Period"). AGH, in its sole discretion, shall determine the acceptability of the Hotel and feasibility of the transaction based on its Inspection and financing efforts. In the event AGH determines from the results of the Inspection or its financing efforts that the transaction is infeasible, AGH may elect to terminate this Agreement by written notice prior to the end of such forty-five (45) day period. The Earnest Money (and accrued interest) shall be returned to AGH within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the indemnity set forth in Section 5.3. DFWGP agrees to provide any necessary written directions to Escrow Agent to release the Earnest Money to AGH.

          5.5  Financial Information.  Representatives of the Partnership and
               ---------------------
the REIT shall have access to all existing financial and other relevant information reasonably available to DFWGP relating to DFWGP, DFWS and the Hotel sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the SEC and to enable them to complete and file the Registration Statement. The foregoing financial information shall include, without limitation, the financial records for each of the five calendar-year periods ending 1991, 1992, 1993, 1994 and 1995 and the information for 1996. DFWGP shall also provide to representatives of the Partnership and the REIT a signed representation letter in form reasonably acceptable to the parties.

          5.6  Termination Right of DFWGP.  DFWGP shall have the right to
               --------------------------
terminate this Agreement by notice of such termination to the Partnership if the Closing has not occurred by October 1, 1996 (the "Termination Date").

                                   ARTICLE 6
                             PERMITTED EXCEPTIONS
                             --------------------

          6.1  Permitted Exceptions.  Any title exceptions to which the
               --------------------
Partnership does not object in accordance with Section 5.2, any title exceptions which appear on Schedule B of the Prior Title and any title exceptions to which the Partnership objects that are not cured and which the Partnership is deemed to have accepted and approved in accordance with Section 5.2 shall be herein referred to as the "Permitted Exceptions."

                                   ARTICLE 7
                              OPERATION OF HOTEL
                              ------------------

          7.1  Interim Operation.  DFWGP hereby covenants and agrees that
               -----------------
between the date of this Agreement and the Closing Date, and to the extent within DFWGP's control, DFWGP shall (or shall cause DFWS to):

          (a) Operate, manage, and maintain the Hotel consistent with DFWS' prior practice and as a reasonable and prudent first class hotel operator would operate, manage, and maintain the Hotel;

          (b)  Not commit waste of any portion of the Hotel;

          (c) Keep and maintain the Hotel in a good state of repair and condition, reasonable and ordinary wear and tear excepted;

          (d) Not enter into any new material Leases or amendments, modifications, renewals or extensions of any existing Leases without AGH's prior written consent, except that DFWGP shall not be required to obtain AGH's consent to any renewal or extension specifically permitted under the terms of an existing Lease or on terms at least as favorable to DFWGP as set forth in such existing agreement, provided that any such renewal or extension shall not exceed a term of six (6) months without AGH's prior written consent, such consent not to be unreasonably withheld or delayed;

          (e) Not amend, modify, renew or extend any of the FF&E Leases or Service Contracts or enter into any new contractual relationships with any party to provide services or goods to the Hotel, except in the ordinary course of business in accordance with past practice, without the Partnership's prior written consent, which consent shall not be unreasonably withheld or delayed;

          (f) Make reasonable efforts to not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of DFWGP contained in this Agreement;

          (g) Comply in all material respects with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

          (h) Not sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Encumbrance) on, the Hotel or any portion thereof;

          (i) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof prior to the date on which the payment thereof is delinquent; and

          (j) Maintain in full force and effect the present policies and level of insurance with respect to the Hotel until the Closing Date.

          7.2  Notices of Violation.  DFWGP hereby covenants and agrees that all
               --------------------
notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements issued by, or filed by, or served by, any governmental agency having jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date of which DFWGP have actual knowledge shall be promptly disclosed to AGH and the Partnership.

                                   ARTICLE 8
                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

          8.1  Representations by Partnership.  The Partnership represents and
               ------------------------------
warrants unto DFWGP that each and every one of the following statements will be true, correct and complete as of the Closing Date:

          (a) The Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to assume and perform all of its obligations under this Agreement; the performance by Partnership of its obligations under this Agreement will require no further action or approval of the Partnership's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Partnership.

          (b) The Partnership will not be a foreign partnership (as that term is defined in the Internal Revenue Code and income tax regulations).

          (c) The performance of, or compliance with, this Agreement by the Partnership will not result in any violation of, or default under, or result in the acceleration of, any obligation under the Partnership Agreement or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Partnership.

          (d) The REIT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

          (e) The REIT will not be a foreign corporation (as that term is defined in the Internal Revenue Code and income tax regulations).


          8.2  Representations by AGH.  AGH represents and warrants unto DFWGP
               ----------------------
that each and every one of the following statements will be true, correct and complete as of the Closing Date:

          (a) AGH is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to assume and perform all of its obligations under this Agreement; the performance by AGH of its obligations under this Agreement will require no further action or approval of AGH's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of AGH.

          (b) The performance of, or compliance with, this Agreement by AGH will not result in any violation of, or default under, or result in the acceleration of, any obligation under the articles on incorporation or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to AGH.



          8.3  Representations by DFWGP.  DFWGP hereby represents and warrants
               ------------------------
unto the Partnership that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date. (For purposes of this Section 8.3, the term "Knowledge" shall mean to DFWGP's actual knowledge, with no duty of further investigation, and except as otherwise known to AGH as of the Closing Date.)

          (a) DFWGP is a corporation duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business in the State of Texas. DFWGP has full corporate right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by DFWGP of its obligations under this Agreement require no further action or approval of DFWGP's shareholders, directors or partners, or of any other individuals or entities in order to constitute this Agreement a binding and enforceable obligation of DFWGP. Except as otherwise set forth in this Agreement and except for the filing of any requisite pre-merger notification report under the Hart-Scott Rodino Act (the "Hart Act"), DFWGP has obtained each and every consent, approval, permit or order of, and has made each and every filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision required to be obtained or made in connection with: (A) its execution, deliver and performance of this Agreement and (B) its consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of DFWGP, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

          (b) DFWGP is not a foreign partnership (as that term is defined in the Internal Revenue Code and Income tax regulations).

          (c) Except with respect to the obligations of DFWGP to Bank, neither the entry into nor the performance of, or compliance with, this Agreement by DFWGP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the articles of incorporation of DFWGP, or any existing mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to DFWGP or DFWS or to the Hotel.

          (d) DFWGP has and will have at the Closing, good and valid title to its Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind and nature whatsoever. DFWGP and the Limited Partners are the only entities which have any interest in or right to receive the profits and distributions of DFWS. Upon consummation of the assignments contemplated by this Agreement, the Partnership (or its designee) will acquire good and valid title to 100% of DFWGP's legal and beneficial interest in DFWS, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind, but subject to the Debt.

          (e) At Closing, DFWS will be a limited partnership duly formed and validly existing with full power and authority to own and operate the Hotel. The documents pursuant to which DFWS will be organized and governed, including all certificates of partnership and agreements of partnership and operating agreements (collectively, "Formation Documents") will be in form reasonably acceptable to the parties, and will be in full force and effect.

          (f) To Knowledge, no party has any right or option to acquire the Interests or the Hotel or any portion thereof, other than AGH and the Partnership under this Agreement.

          (g)  Neither DFWS nor DFWGP (i) is in receivership or dissolution,
(ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statue of the United States or any jurisdiction and, to Knowledge, no such petition has been filed against DFWS or the Limited Partners.

          (h)  To Knowledge, there are no:

               (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial orders respecting awards, with respect to the Hotel;

              (ii) pending unfair labor practice charges or complaints, unsatisfied unfair labor practice or judicial proceedings or orders with respect thereto, with respect to the Hotel;

             (iii) pending charges or complaints with or by the city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders, with respect to the Hotel; or

              (iv) other pending, or threatened or actual litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affect the Hotel.

          (i) DFWS is indebted to Column Financial, Inc. ("Bank") pursuant to a Promissory Note dated January 25, 1996, made by DFWGP (the "Note") in the original principal amount of indebtedness of $14,250,000.00 (the "Debt"). The Debt is secured by a Deed of Trust and Security Agreement and Assignment of Leases and Rents, each dated as of January 25, 1996, which create a first and prior lien and security interest burdening the Hotel (the "Security Documents").

          (j) DFWS is not in default under the Note or any of the Security Documents, and no event has occurred which with notice or the passage of time would constitute a default thereunder. DFWGP has provided, or will promptly provide, to AGH and Partnership a true, correct and complete copy of all documents relating to the Debt, including the Note and the Security Documents.

          (k)  To Knowledge, (i) annexed hereto as Exhibit E is a list of all of
                                                   ---------
the Security Documents and there have been no modifications or amendments thereto except as set forth in said Exhibit E; and (ii) true and complete copies
                                    ---------
of each of the Security Documents have been delivered to Purchaser.

          (l)  To Knowledge, Exhibit F is a true, correct and complete list of
                             ---------
all Leases in effect and that the Leases to be delivered to the Partnership hereunder are and will be true, complete and correct copies of such Leases (including, without limitation, all amendments, modifications, renewals, and extensions thereof) and that there are and will be no other written or oral agreements binding on the Partnership with any tenant, licensees, franchisees, concessionaires or other persons or entities (collectively, "Tenants", and individually, "Tenant") or any guarantors of the Tenants' obligations relating to their use or occupancy other than those permitted under Section 7.1(e) of this Agreement. The term Tenant shall refer only to tenants under Leases. To the extent that there may be any discrepancy between any Lease and its identification or description in the Exhibit of Leases, the Lease itself shall control. To Knowledge, except as disclosed on the Exhibit of Leases, no tenant has made any claim of default on the part of the landlord nor any right of offset.

          (m) To Knowledge, (i) the insurance covering the Hotel is listed in the insurance schedule annexed hereto as Exhibit G; (ii) each of said policies
                                         ---------
is in full force and effect; and (iii) no notice has been received by DFWGP or DFWS from the insurance company which issued any of such policies stating that any of such policies is not in full force and effect, will not be renewed or will be renewed only at a higher premium rate than is presently payable therefor.

          (n) To Knowledge, the Service Contracts are in full force and effect and there are no defaults thereunder by any party thereto and all amounts now due thereunder have been paid.

          (o) To Knowledge, all FF&E (other than that covered by the FF&E Leases) and Other Personalty included in this sale has been fully paid for and is owned by DFWGP or DFWS free and clear of all liens and encumbrances, except for the Permitted Encumbrances.

          (p) To Knowledge, true and complete copies of the Licenses are annexed hereto as Exhibit H. To Knowledge, no material default has occurred in
                  ---------
the due observance of any condition to any license, permit or certificate relating to the Hotel.

          (q) To Knowledge, there is no pending or threatened condemnation affecting any of the Hotel or of any improvement liens or special assessments to be made against the Hotel by any governmental authority.

          (r) To Knowledge, the FF&E Leases are in full force and effect and there are no defaults thereunder, nor have there occurred any events which with the passage of time or the giving of notice or both would constitute a default thereunder.

          (s)  To Knowledge, except as set forth in Exhibit I, neither DFWGP nor
                                                    ---------
DFWS has received any notice of any violation of law or municipal ordinance, order or requirement noted in or issued by any governmental entity asserting jurisdiction against or affecting the Hotel.

          (t) To Knowledge, the only Warranties still in effect for any portion of the Hotel are described on Exhibit J.
                              ---------

          (u) The principal place of business of DFWGP for purposes of the UCC Searches is as follows:

          DFW South Acquisition Corporation
          Williams Square, Suite 330
          5215 N. O'Connor Blvd.
          Irving, TX  75039

          (v)  DFWGP and DFWS have no employees.

          (w) Except as otherwise disclosed in writing to AGH prior to Closing, as of Closing, DFWS will, to Knowledge, have no liabilities except (i) real estate taxes or assessments not yet due and payable and adjusted for to the extent of periods prior to Closing, (ii) obligations under the Security Documents, (iii) obligations arising under Leases, FF&E Leases and Service Contracts permitted under this Agreement, and under insurance policies and utilities for periods prior to Closing and adjusted at Closing, (iv) obligations under Leases, FF&E Leases and Service Contracts attributable to any period after Closing, (v) trade payables and obligations arising in connection with contracts and other agreements to be entered into in the ordinary course of business which are not in contravention of this Agreement, and (vi) other liabilities specifically identified in this Section and the Exhibits attached hereto for periods prior to Closing and to be adjusted at Closing.

          (x) For the purpose of this Section (w), the term "Hazardous Substances" shall mean substances defined as a "hazardous waste," "hazardous substance," "toxic substance" or any word of similar import under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, explosives, radioactive materials, dioxins, or urea formaldehyde insulation. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S) 9601, et seq., the Resource Conservation and
                                     -- ---
Recovery Act, 42 U.S.C. (S) 6901, et seq., the Clean Air Act, 42 U.S.C. (S)
                                  -- ---
7401, et seq., the Clean Water Act, 33 U.S.C. (S) 1251, et seq., the Toxic
      -- ---                                            -- ---
Substance Control Act, 15 U.S.C. (S) 2601, et seq., and the Occupational Safety
                                           -- ---
and Health Act, 29 U.S.C. (S) 651, et seq., as any of the preceding have been
                                   -- ---
amended prior to the date hereof, and any other federal, state, or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of the environment or of human health from environmental effects of Hazardous Substances and which are applicable to the Hotel.

          To Knowledge, and except for those conditions specifically described in the environmental reports which are listed on Exhibit L (the "Environmental
                                                 ---------
Reports"), and without independent investigation other than the Environmental Reports, (i) no Hazardous Substances have been spilled or released in, on or under the Hotel so as to impose liability or require remediation under any Environmental Law and (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Hotel, including without limitation liabilities relating to offsite disposal of waste in connection with the Hotel, except in each case for remediation obligations, liabilities or violations that would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of DFWGP, DFWS or the Hotel. To Knowledge, there are no other environmental reports relating to the Hotel currently in the possession of DFWGP or DFWS other than the Environmental Report.

          Each of the foregoing representations and warranties shall be deemed remade at and as of the Closing and the representations shall survive the Closing for the period of one year.

          8.4  Management.  DFWGP shall permit AGH to continue its management
               ----------
operation with respect to the Hotel up until and including the Closing Date, subject to the terms of the existing Management Agreement.

          8.5  Access to Hotel Books and Records.  Prior to Closing, DFWGP
               ---------------------------------
shall, upon request of AGH or the Partnership, make available to AGH or Partnership and their authorized representatives and employees for inspection during normal business hours and at their sole cost, risk and expense, all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotel and are in DFWGP's or DFWS' possession or control.

          8.6  Liquor License.  DFWGP shall cooperate with the efforts of DFWS
               --------------
as well as the Partnership or its lessee or management company in obtaining new liquor licenses or permits for the Hotel to the extent required.

          8.7  Hart Act.  DFWGP and the Partnership will furnish all information
               --------
required under the Hart Act with respect to the subject transaction, and shall take such action as shall be required thereunder, including the prompt filing, if required, of a pre-merger notification under the Hart Act. AGH shall pay all filing fees in the event of such filing.

          8.8  Employees.  The Partnership shall be obligated to hire and retain
               ---------
substantially all Hotel employees at not less than the same terms and conditions as existing prior to Closing and retain them on such basis from at least sixty
(60) days thereafter. The parties hereto acknowledge that the foregoing sentence is intended to create a direct obligation of the

Partnership to DFWS relating to the Worker Adjustment and Retraining Notification Act, and that no third party benefits shall be created or inferred by this Section 8.8.

                                   ARTICLE 9
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     In addition to any other conditions set forth in this Agreement, the obligations of the Partnership and DFWGP to consummate the Closing are subject to the timely satisfaction of the respective conditions and requirements set forth in this Article 9, which shall be conditions precedent to the respective party's obligations under this Agreement.

          9.1  Conditions to Obligations of the Partnership.
               --------------------------------------------

          (a)  DFWGP's Obligations.  DFWGP shall have performed all material
               -------------------
obligations of DFWGP hereunder which are to be performed at or prior to Closing.

          (b)  DFWGP's Representations and Warranties.  DFWGP's representations
               --------------------------------------
and warranties set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

          (c)  Title Policy.  Partnership shall have received or have an
               ------------
irrevocable right to receive the Title Commitment issued by the Title Company to DFWS insuring good and indefeasible fee simple title to the Land and Improvements, subject only to the Permitted Exceptions, in an amount equal to $25,132,000.

          (d)  Hart Act.  The expiration or termination of the applicable
               --------
waiting period under the Hart Act with no action pending for the Department of Justice or Federal Trade Commission to prohibit or enjoin this sale.

          (e)  Required Deliveries.  DFWGP shall have made all required
               -------------------
deliveries under Section 10.3.

          (f)  Bank Consents.  The Partnership shall have received an executed
               -------------
consent from the Bank consenting to the transfer of the Interests and to the lease of the Hotel to Lessee (as such term is defined in the Registration Statement).

          (g)  No Injunction.  There shall be no injunction, judgment, order,
               -------------
action or proceeding which would prevent or limit the consummation of this transaction.

          (h)  Limited Partners.  The Limited Partners shall have (i)
               ----------------
unanimamously consented to the sale of the Interests, (ii) executed and delivered the Other Contracts, and (iii) contributed each of their respective Interests.

          (i)  Deliveries.  Partnership shall have received the following
               ----------
documents:

               (i) The Registration Rights Agreement, the Lock-Up Agreement, the Exchange Rights Agreement and the Pledge Agreement, duly executed by Sellers;

              (ii) An affidavit from Sellers in form and substance acceptable to Partnership, as required by Section 1445 of the Internal Revenue Code, specifying (i) that Sellers are not foreign partnerships (as defined in the Internal Revenue Code and Income tax regulations), (ii) Sellers' taxable identification numbers, (iii) Sellers' office addresses, and (iv) such other matters as Partnership may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code; and

             (iii) The Partnership Amendment duly executed by Sellers, which shall evidence the admission of those Sellers who will be receiving consideration in the form of Units ("Unit Sellers") as limited partners in the Partnership and contain an acceptance of the terms and conditions of the Partnership Agreement, and such other documents or instruments as REIT may reasonably require for the issuance of the Units to Unit Sellers and the admission of Unit Sellers as limited partners in the Partnership.

          (j)  Consents and Opinions.  There shall be delivered to the
               ---------------------
Partnership, from DFWGP or DFWGP's counsel, such consents and legal opinions as are reasonably and customarily required by counsel to the Partnership or counsel to the lead underwriters of the IPO regarding this Agreement to the effect that each of the documents executed and delivered by DFWGP have been duly authorized, executed and delivered by, and constitute the valid and legally binding obligation of, the parties thereto and are enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and except that enforceability or indemnification and contribution provisions may be limited, in whole or in part, by applicable securities laws or public policy.

          (k)  New License.  Holiday Inns Franchising, Inc. ("Franchisor") shall
               -----------
have approved the granting of a new license to DFWS or has approved the transfer of the Interests to the Partnership and/or its affiliate.

          9.2  Conditions to DFWGP's Obligations.
               ---------------------------------

          (a)  AGH's and Partnership's Obligations.  AGH and Partnership shall
               -----------------------------------
have performed all of their material obligations hereunder which are to be performed at or prior to Closing.

          (b)  Representations and Warranties by the Partnership and REIT.  The
               ----------------------------------------------------------
representations and warranties by the Partnership and the REIT set forth in this Agreement shall be true and correct in all material respects as if made again on the Closing Date.

          (c)  Hart Act.  The expiration or termination of the applicable
               --------
waiting period under the Hart Act with no action pending for the Department of Justice or Federal Trade Commission to prohibit or enjoin this sale.

          (d)  Required Deliveries.  The Partnership shall have made all
               -------------------
required deliveries under Section 10.4.

          (e)  No Injunction.  There shall be no injunction, judgment, order,
               -------------
action or proceeding which would prevent the consummation of this transaction.

          (f)  IPO.  The IPO shall have been consummated before the Termination
               ---
Date.

          (g)  Other Contracts. The Limited Partners shall have executed and
               ---------------
delivered the Other Contracts.

          (h)  Bank Consents.  Bank shall have consented to the transfer of the
               -------------
Interests and to the lease of the Hotel to Lessee (as such term is defined in the Registration Statement).

          (i)  Bank Releases.  Bank shall have released Hervey A. Feldman
               -------------
("Feldman"), Thomas J. Corcoran, Jr. ("Corcoran") and DFWGP from all obligations under those certain Indemnity and Guarantee and Hazardous Substances Indemnity Agreements, each dated January 30, 1996. Bank shall have released DFWGP from any liability on the Debt.

          (j)  Franchisor Release.  Franchisor shall have released Feldman,
               ------------------
Corcoran and DFWGP from all liability under that certain License Agreement dated July 13, 1992.

          (k)  Management Agreement Release.  AGH shall have caused the release
               ----------------------------
of DFWGP from all liability under that certain Management Agreement dated May 1, 1992 (the "Management Agreement").

          (l)  Operating Agreements Indemnity.  AGH shall have indemnified DFWGP
               ------------------------------
from all operating liabilities following Closing, including those relating to the FF&E Leases, the Service

Contracts and other operating agreements (collectively, the "Operating Agreements").

          (m)  Guarantee Indemnity.  AGH shall have indemnified Feldman and
               -------------------
Corcoran from any liability on any guarantee relating to the Operating Agreements made by Feldman and/or Corcoran.

          (n)  Easement Amendment.  Partnership and the parties to that certain
               ------------------
Reciprocal Easement Agreement (the "Easement") dated January 30, 1996 shall have executed an amendment to the Easement clarifying the parties rights thereunder in form and content reasonably satisfactory to the parties thereto.

                                  ARTICLE 10
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

          10.1  Closing.  The closing (the "Closing") shall occur at the offices
                -------
of AGH or at the offices of the attorneys for the lead underwriter of the IPO on a date (the "Closing Date") to be specified by notice from the Partnership to DFWGP, such date to be not later than the Termination Date. The Closing shall take place concurrently with the consummation of the IPO or not later than five
(5) business days thereafter, at the Partnership's election but in any event no later than the Termination Date.

          10.2  Escrow.  It is anticipated that the Closing and the closing of
                ------
the Other Contracts and the consummation of the IPO shall occur simultaneously or substantially simultaneously. To effect the Closing, at such time as AGH reasonably anticipates the completion of the IPO to occur, AGH or the Partnership within twenty (20) days thereafter, shall have the right to send notice to DFWGP requesting that all parties (including the Limited Partners) endeavor in good faith to (a) enter into a mutually satisfactory escrow agreement with a mutually satisfactory escrow agent pursuant to which the Closing and the closing of the Other Contracts shall occur on the Closing Date through an escrow-style closing and (b) prior to the Closing Date, place in escrow with said escrow agent pursuant to said escrow agreement (i) the documents to be delivered pursuant to this Section 10.2 and (ii) the proration funds estimated pursuant to Section 10.12.

          10.3  DFWGP's Deliveries.  At the Closing and at DFWGP's sole cost and
                ------------------
expense, DFWGP shall deliver the following to the Partnership:

          (a)  Assignments.  Assignments of the Interests (the "Assignments") in
               -----------
a form reasonably acceptable to DFWGP and the Partnership conveying the Interests free and clear of any liens encumbrances security interests, prior assignments or conveyances and original, executed counterparts of the Formation Documents, to the extent in the possession and control of DFWGP;

          (b)  Registration Rights, Lock-Up, Exchange Rights and Pledge
               --------------------------------------------------------
Agreements.  The Registration Rights Agreement, the Lock-Up Agreement, the
- ----------
Exchange Rights Agreement and the Pledge Agreement, duly executed by DFWGP;

          (c)  FIRPTA Affidavit.  An affidavit from DFWGP in form and substance
               ----------------
acceptable to Partnership, as required by Section 1445 of the Internal Revenue Code, specifying (i) that DFWGP is not a foreign partnership (as defined in the Internal Revenue Code and Income tax regulations), (ii) DFWGP's taxable identification numbers, (iii) DFWGP's office addresses, and (iv) such other matters as Partnership may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code;


          (d)  Authority Documents.  Evidence satisfactory to Partnership that
               -------------------
the person or persons executing the closing documents on behalf of DFWGP has full right, power and authority to do so;

          (e)  Partnership Documents.  The Partnership Amendment duly executed
               ---------------------
by DFWGP, which shall evidence the admission of the Unit Sellers as limited partners in the Partnership and contain an acceptance of the terms and conditions of the Partnership Agreement, and such other documents or instruments as REIT may reasonably require for the issuance of the Units to Unit Sellers and the admission of Unit Sellers as limited partners in the Partnership;

          (f)  Closing Certificate.  A certificate duly executed by DFWGP dated
               -------------------
as of the Closing Date to the effect that all of the representations and warranties herein of DFWGP are true and correct as of the Closing;

          (g)  Plans, Keys and Records.  To the extent not previously delivered
               -----------------------
to and in the possession of Partnership or AGH, all Plans and Specs, all keys for the Hotel, all Records, and all Licenses; and

          (h)  Title Affidavits.  Any affidavits as to judgments and other
               ----------------
matters reasonably required by the Title Company in connection with the issuance of the Title Policy.


          On the Closing Date, DFWGP shall cause to be delivered to Partnership possession of the Hotel free and clear of all tenancies of every kind and parties in possession, except for the Tenants under Leases and guests in the Hotel, and with all parts of the Hotel (including, without limitation, the Improvements and FF&E) in substantially the same condition as the same were on the date Of this Agreement, normal wear only excepted.

          10.4  Deliveries by Partnership and REIT.  At the Closing and at the
                ----------------------------------
sole cost and expense of Partnership and REIT, Partnership and REIT shall deliver the following to DFWGP:

          (a)  Partnership Amendment.  The Partnership Amendment duly executed
               ---------------------
by REIT reflecting the issuance of the Units to the Unit Sellers;

          (b)  Registration Rights, Lock-Up and Exchange Agreements.  The
               ----------------------------------------------------
Registration Rights Agreement, Lock-Up Agreement and Exchange Agreement duly executed by the Partnership and/or the REIT, as appropriate;

          (c)  Authority Documents.  Evidence satisfactory to DFWGP that the
               -------------------
person or persons executing the closing documents on behalf of Partnership and the REIT have full right, power and authority to do so; and

          (d)  Closing Certificate.  Certificates duly executed by Partnership
               -------------------
and the REIT to the effect that all of the representations and warranties herein of the Partnership and the REIT are true and correct as of the Closing.

          10.5  Amendment of Formation Documents.  Simultaneously with the
                --------------------------------
delivery of the Assignments, DFWGP, the Partnership and any designee of the Partnership will execute amendments to the Formation Documents in form and substance reasonably satisfactory to the Partnership and DFWGP to reflect the withdrawal of DFWGP, the substitution of the Partnership and its designee in their stead, and the Partnership's indemnification of DFWGP relating to DFWGP's post-Closing obligations relating to the Hotel and the Partnership's assumption of such post-Closing obligations.

          10.6  Concurrent Transactions.  All documents or other deliveries
                -----------------------
required to be made by the Partnership, the REIT, DFWGP, the Limited Partners and DFWS at or prior to Closing, and all transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by the Partnership, the REIT, DFWGP and DFWS shall have been made or waived, and all concurrent or other transactions shall have been consummated.

          10.7  Further Assurances.  DFWGP and the Partnership, at any time
                ------------------
after Closing, upon request of either party, will execute (or cause any appropriate entity to execute and to use reasonable efforts to cause such parties to execute) such additional instruments, documents or certificates as either party deems reasonably necessary in order to effect the transactions contemplated hereby.

          10.8  Prorations and Adjustments.  It is the parties' intention that
                --------------------------
the prorations and adjustments conform in substance to those that would be made in a sale of real property as set forth herein. All such prorations shall be netted against each other and the new amount shall be paid in cash to Sellers (in which case, DFWGP shall receive such amount and shall distribute to Sellers each Seller's Share of such amount) or to the Partnership (in which case, DFWGP shall pay such amount and shall seek reimbursement of each Seller's Share from each of the Sellers), as the case may be, by the wire transfer of Federal funds on the Closing Date. As used in this Article 10, Seller's Share shall mean each Seller's percentage share equal to its percentage share of the Aggregate Purchase Price as determined pursuant to the applicable provisions of the Amended and Restated Agreement of Limited Partnership of DFWS. At Closing, the following items of revenue and expense shall be prorated as of 12:01 A.M. on the Closing Date:

          (a)  Hotel Taxes.  Real estate taxes, personal property or use taxes
               -----------
and sewer rents, on the basis of the best available estimates for such taxes and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs;

          (b)  Operating Costs.  All utility costs and expenses and other costs
               ---------------
and expenses of operating the Hotel which are reasonably capable of proration, including but not limited to all salaries, compensation, sick pay, vacation pay, other accrued benefits of Hotel employees and other expenses which are charged to Sellers under the Managing Agreement;

          (c)  Service Contracts and FF&E Leases.  Amounts paid or payable under
               ---------------------------------
the Service Contracts and FF&E Leases;

          (d)  Lease Rents.  Rents and other revenues under Leases;
               -----------

          (e)  Debt Interest.  Interest due and payable on the Debt;
               -------------

          (f)  Revenues.  Guest, convention, room, food, beverage, and all other
               --------
charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that food, room service and restaurant revenue shall be read, measured (and tapes preserved) and apportioned as of 2:00 a.m. on the Closing Date. Each Seller's Share of the final night's room revenue (revenue from rooms occupied on the evening preceding the Closing
Date) less a sum equal to all room maid services with respect thereto shall be the property of each of Sellers. All cash, checks, and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel as of 2:00 a.m. on the Closing Date and balances on deposit to the credit of DFWS with banking institutions are and shall remain the property of Sellers and are not included in this sale (except for the guest (tray) ledger for guests staying in the Hotel on the Closing Date which will be paid for by the Partnership);

          (g)  Miscellaneous.  Fees and expenses for music, entertainment, trade
               -------------
association dues, trade, newspaper and other periodical subscriptions, coin machine income, and washroom and checkroom income;

          (h)  Food and Liquor.  The value of the food and liquor inventory in
               ---------------
unopened containers;

          (i)  Deposits.  Deposits as provided in Section 2.1(g);
               --------

          (j)  Escrow and Operating Accounts.  The amount, if any, held in any
               -----------------------------
tax and insurance escrow with Bank relating to the Debt, and the amount of the net balance, if any, in any operating account maintained (and retained) by the Partnership relating to the Hotel; and

          (k)  Current Assets and Liabilities.  If, after the prorations to be
               ------------------------------
made pursuant to the preceding subparagraphs, (x) the sum of all cash and cash equivalents, investments, accounts receivable, prepaid expenses and deposits and other assets generally recognized as current assets owned by Sellers, exceeds or is less than (y) the sum of all accounts payable, accrued real estate taxes, accrued interest, other accrued expenses and other liabilities generally recognized as current liabilities owed by Sellers, the net cash prorations under this Section shall be increased or decreased, as the case may be, by such excess or deficiency; provided, however, that each of Sellers shall remain responsible for each Seller's Share of the payment of all accounts payable and other pre-Closing liabilities of DFWS relating exclusively to periods prior to the Closing Date and each of Sellers shall be entitled to receive each Seller's Share of all accounts receivable relating exclusively to such period, and no prorations will be made with respect thereto.

          10.9  Capital Improvement Plan.  The parties acknowledge that there is
                ------------------------
currently in place a capital improvement plan ("CIP") at the Hotel to which DFWS has committed to spending $800,000. The portion of that $800,000 that has not been expended or placed in escrow in accordance with the CIP by the Closing Date shall be credited at Closing to the Partnership as part of the prorations provided for in the preceding Section.

          10.10  Sales Tax.  Each Seller's Share of all sales, use and occupancy
                 ---------
taxes, if any, due or to become due in connection with revenues received from the Hotel prior to the

Closing Date will be paid by each of Sellers. All sales, use and other transfer taxes, if any, payable as a result of the conveyance of the Interest to Partnership will be paid by the Partnership. Each of Sellers shall be entitled to receive each Seller's Share of any rebates or refunds on taxes paid by DFWS prior to the Closing.

          10.11  Document Recordation and Transfer Costs.  Sellers and
                 ---------------------------------------
Partnership shall bear equally the escrow fee and other charges payable to the Title Company, except that the premium payable to the Title Company for the Revised Coverage shall be paid pursuant to the terms of Article 4, above. Each of Sellers shall pay each Seller's Share of any costs or transfer taxes in conjunction with the conveyance of the Interests. The cost of preparing or obtaining documents to be delivered by Partnership or REIT to DFWGP pursuant to this Agreement shall be paid by Partnership. The cost of preparing or obtaining other documents to be delivered by Sellers to Partnership pursuant to this Agreement shall be paid by Sellers. Any other costs of Closing shall be borne in accordance with local custom in Dallas, Texas.

          10.12  Reconciliation and Final Payment.  Prior to Closing, Sellers
                 --------------------------------
and Partnership shall reasonably cooperate to make a preliminary determination of the prorations required hereunder, and at Closing all such adjustments and prorations shall be based on those estimated numbers. After Closing, Sellers and Partnership shall reasonably cooperate to make a final determination of such prorations. Upon the final reconciliation of the prorations under this Article, but in any event not later than ninety (90) days following Closing, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

                                  ARTICLE 11
                           CASUALTY AND CONDEMNATION
                           -------------------------

          11.1  Risk of Loss Notice.  In the event that (a) any loss or damage
                -------------------
to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) DFWGP receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, DFWGP shall give the Partnership immediate written notice of such loss, damage or condemnation proceeding.

          11.2  Partnership's Termination Right.  If, prior to Closing and the
                -------------------------------
delivery of possession of the Hotel in accordance with this Agreement, (a) any condemnation proceeding shall be pending against any portion of the Hotel or (b) there is any substantial loss or damage to the Hotel, the Partnership shall have the option to terminate this Agreement provided it delivers written notice to DFWGP of its election so to terminate this Agreement within thirty (30) days after the date DFWGP has delivered to the Partnership written notice of any such loss, damage or condemnation, and in such event all Earnest Money shall be delivered to AGH and thereafter no party shall have further obligation or liability to the other under this Agreement. "Substantial" condemnation or loss shall mean a condemnation or loss in excess of $100,000 in value.

          11.3  Procedure for Closing.  If, after a substantial loss or damage
                ---------------------
or substantial condemnation, Partnership shall not timely elect to terminate this Agreement, or if the loss or condemnation is not substantial, DFWGP agrees to pay to Partnership at the Closing all insurance proceeds or condemnation awards which DFWGP or DFWS has received as a result of the same, and assign to Partnership all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without DFWGP or DFWS replacing or repairing such damage.

                                  ARTICLE 12
                             DEFAULT AND REMEDIES
                             --------------------

          12.1  Default by Partnership or REIT.  If, at or prior to Closing (i)
                ------------------------------
the Partnership refuses or fails to consummate the transactions contemplated by this Agreement for any reason (including an election not to close because the IPO is not consummated) other than termination hereof pursuant to a right granted to the Partnership hereunder to do so, a failure of a condition to the obligations of the Partnership to consummate such transactions, or a default by DFWGP, or (ii) any representation or warranty made by or on behalf of the Partnership herein shall have been materially incorrect when made or shall become incorrect in any material respect, or (iii) the Partnership shall otherwise fail in any material respect to perform any of its material obligations as and when required hereunder, then DFWGP shall give the Partnership and the Escrow Agent written notice specifying the nature of the default, and the Partnership shall have thirty (30) days from receipt of DFWGP's notice within which to cure the specified default; provided, however, if at the end of said thirty (30) day period the Partnership is diligently pursuing the cure of the default but the default has not been cured, the Partnership shall have an additional period not to exceed thirty (30) days within which to complete the cure of the default. If at the end of the initial thirty (30) day period or, if applicable, the additional thirty (30) day period, the default is not still cured, DFWGP as their sole and exclusive remedy, shall have the right to terminate this Agreement by giving the Partnership and Escrow Agent written notice thereof, in which event neither party shall have further rights, duties or obligations hereunder (except to the extent this Agreement specifically provides for the survival of certain obligations of Partnership) and DFWGP shall be entitled to receive the Earnest Money (together with all interest earned thereon), as liquidated damages, as well as DFWGP's out-of-pocket costs related solely to the negotiation of the Agreement, the execution and delivery of the documents, and preparation for the Closing and acquisition of the Hotel, (DFWGP, AGH and the Partnership hereby acknowledging that the amount of damages resulting from breach of this Agreement by AGH or the Partnership would be difficult or impossible to accurately ascertain), and the Partnership shall instruct Escrow Agent to immediately deliver the Earnest Money to DFWGP (together with all interest earned thereon). Notwithstanding the foregoing, in the event of any default by the Partnership under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof or if DFWGP shall discover after Closing that any warranty or representation made by the Partnership herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, DFWGP shall have any and all rights and remedies available at law or in equity by reason of such default. If the Partnership terminates this Agreement pursuant to a right granted to the Partnership hereunder to do so, then none of the parties shall have any further rights, duties or obligations hereunder (except to the extent this Agreement specifically provides for the survival of certain obligations of the Partnership), and DFWGP shall instruct Escrow Agent to return the Earnest Money (together with all interest earned thereon) to AGH.

          12.2  DFWGP's Default.  If DFWGP (i) refuses or fails to consummate
                ---------------
the transactions contemplated by this Agreement, or (ii) otherwise wrongfully fails to perform any of its obligations or agreements hereunder, either prior to or at Closing, for any reason other than termination hereof pursuant to a right granted to DFWGP hereunder to do so, a failure of condition to the obligation of DFWGP to consummate such transactions or a default by AGH, the Partnership or the REIT then the Partnership shall give DFWGP and Escrow Agent written notice specifying the nature of the default, and DFWGP shall have thirty (30) days from receipt of the Partnership's notice within which to cure the specified default; provided, however, if at the end of said thirty (30) day period DFWGP is diligently pursuing the cure of the default but the default has not been cured, DFWGP shall have an additional period not to exceed thirty (30) days within which to complete the cure of the default. If at the end of the initial thirty
(30) day period or, if applicable, the additional thirty (30) day period, the default is still not cured, AGH and the Partnership as their sole remedy, shall have the right to do any one or more of the following:

          (a) Terminate this Agreement by written notice given to DFWGP and Escrow Agent within fifteen (15) days of the expiration of the initial thirty
(30) or additional thirty (30) day cure period (whichever is applicable), in which event AGH shall be entitled to a return of the Earnest Money (together with all interest earned thereon), promptly upon receipt of such notice, and DFWGP shall be obligated (i) to instruct Escrow Agent to return the Earnest Money (together with all interest earned thereon) to AGH, and (ii) to pay and reimburse AGH and the Partnership for their out-of-pocket costs related solely to the negotiation of this Agreement, the Other Contracts the execution and delivery of the documents, and preparation for the Closing, and the acquisition of the Hotel; or

          (b)  Seek specific performance of this Agreement.

Notwithstanding the foregoing, in the event of any default by DFWGP under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Partnership shall discover after Closing that any warranty or representation made by DFWGP herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Partnership shall have any and all rights and remedies available at law or in equity by reason of such default. Neither Partnership's nor DFWGP's attendance or appearance at Closing shall be deemed to nullify or void the provisions of this Section.

                                  ARTICLE 13
                                  INDEMNITIES


          13.1  DFWGP's Indemnity.  (a)  After Closing, DFWGP agrees to
                -----------------
indemnify and hold DFWS, the Partnership and the REIT and any other entity designated to be a partner in DFWS (the "OP Indemnified Parties") harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the OP Indemnified Parties may suffer or incur to the extent caused by (i) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Hotel prior to the Closing Date, including but not limited to any claims by employees of DFWS or third parties under insurance carried by DFWS (or its management company), (ii) breach of any representation, warranty or covenant made by DFWGP in this Agreement or any instrument delivered at the Closing (provided that this clause (ii) shall survive the Closing for one year, only), and (iii) actions and claims instituted against any of the OP Indemnified Parties based upon the inclusion in the Registration Statement of information describing the Project (limited to the name of the Project, the year built, flag, the number of rooms, occupancy rates and similar data for a five (5) year period) provided or approved by DFWGP specifically for inclusion in the Registration Statement.

          (b) At Closing, DFWGP shall enter into a pledge and security agreement (the "Pledge Agreement"), pursuant to which DFWGP shall pledge the Units to the Partnership to secure DFWGP's obligations pursuant to subparagraph 13.1(a) for one year. The Pledge Agreement shall be in form reasonably satisfactory to the parties.

          13.2  Partnership's Indemnity.  (a)  The Partnership agrees to
                -----------------------
indemnify and hold DFWGP harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which DFWGP may suffer or incur by reason of (i) any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Hotel subsequent to the Closing Date, including but not limited to any claims by employees of DFWS (or its management company) or third parties under insurance carried by DFWS (or its management company), or (ii) breach of any representation, warranty or covenant made by the Partnership or the REIT in this Agreement or any instrument delivered at the Closing.

          (b) The parties acknowledge that this Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated by this Agreement to be executed or undertaken by the Partnership which have been executed by one or more officers of the REIT which is the sole general partner of the Partnership, have been or will be so executed in his/her capacity as an officer of the REIT, and not individually, and none of the partners, officers or employees of the Partnership nor any of the directors, officers, shareholders or employees of the REIT (in their capacities as directors, officers, shareholders or employees) shall be bound or have any personal liability hereunder or thereunder except as otherwise provided under applicable law. DFWGP shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, officers or employees of the Partnership nor any of the directors, officers, shareholders, or employees of the REIT or any of their personal assets for the performance or payment of any obligation hereunder or thereunder except as otherwise provided under applicable law. AGH, the Partnership and the REIT shall look solely to the assets of DFWGP for satisfaction of any liability of DFWGP in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, shareholders, directors or officers of DFWGP or any of their personal assets for the performance or payment of any obligation hereunder or thereunder except as otherwise provided under applicable law.

                                  ARTICLE 14
                                    BROKERS
                                    -------

          14.1  No Broker.  The parties hereto represent to each other that they
                ---------
dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby.

          14.2  Indemnification by DFWGP.  DFWGP agrees to, and hereby does,
                ------------------------
indemnify and save harmless AGH, the Partnership, the REIT and their affiliates, and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with DFWGP or its representatives for a commission or other compensation. DFWGP shall likewise indemnify and save harmless AGH, Partnership and the REIT and their affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation relating to the Leases.

          14.3  Indemnification by AGH.  AGH, prior to Closing and the
                ----------------------
Partnership thereafter, agrees to, and hereby does, indemnify and save harmless DFWGP and its affiliates and its respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with AGH or its representatives for a commission or other compensation.

                                  ARTICLE 15
                                  DEFINITIONS
                                  -----------

          15.1  Definitions.  As used herein, the following terms shall have the
                -----------
respective meanings indicated below:


          Aggregate Purchase Price:  As defined in Section 3.1.
          ------------------------

          AGH:  As defined in the opening paragraph.
          ---

          Assignments:  As defined in Section 10.3.
          -----------

          Bank:  As defined in Section 8.3.
          ----

          CIP:  As defined in Section 10.8.
          ---

          Closing:  As defined in Section 10.1.
          -------

          Closing Date:  As defined in Section 10.1.
          ------------

          Common Stock:  As defined in the Recitals.
          ------------

          Debt:  As defined in Section 8.3.
          ----

          Delaware Act:  As defined in Section 3.3.
          ------------

          Deposits:  As defined in Article 2.
          --------

          DFWGP:  As defined in the Recitals.
          -----

          DFWS:  As defined in the Recitals.
          ----

          Document Review Period:  As defined in Section 5.2.
          ----------------------

          Earnest Money:  As defined in Section 1.2.
          -------------

          Easement:  As defined in Section 9.2.
          --------

          Environmental Laws:  As defined in Section 8.3.
          ------------------

          Environmental Report:  As defined in Section 8.3.
          --------------------

          Escrow Agent:  As defined in Section 1.2.
          ------------

          Escrow Agreement:  As defined in Section 1.2.
          ----------------

          Exchange Rights Agreement:  As defined in Section 3.2.
          -------------------------

          Feasibility Review Period:  As defined in Section 5.6.
          -------------------------

          FF&E:  As defined in Article 2.
          ----

          FF&E Leases:  As defined in Article 2.
          -----------

          Formation Documents:  As defined in Section 8.3.
          -------------------

          Guest Bookings:  As defined in Article 2.
          --------------

          Hart Act:  As defined in Section 8.3.
          --------

          Hazardous Substance:  As defined in Section 8.3.
          -------------------

          Hotel:  As defined in Article 2.
          -----

          Improvements:  As defined in Article 2.
          ------------

          Inspections:  As defined in Section 5.3.
          -----------

          Interest:  As defined in Section 1.1.
          --------

          IPO:  As defined in the Recitals.
          ---

          Land:  As defined in Article 2.
          ----

          Lease and Leases:  As defined in Article 2.
          ----------------

          Licenses:  As defined in Article 2.
          --------

          Limited Partners: As defined in the Recitals.
          ----------------

          Lock-Up Agreement:  As defined in Section 3.2.
          -----------------

          Note:  As defined in Section 8.3.
          ----

          Operating Agreements:  As defined in Section 9.2.
          --------------------

          Other Contracts:  As defined in the Recitals.
          ---------------

          Other Personalty:  As defined in Article 2.
          ----------------

          Partnership:  As defined in the opening paragraph.
          -----------

          Partnership Agreement:  As defined in Section 3.1.
          ---------------------

          Partnership Amendment:  As defined in Section 3.1.
          ---------------------

          Permitted Exceptions:  As defined in Section 6.1.
          --------------------

          Personal Property:  As defined in Article 2.
          -----------------

          Plans and Specs:  As defined in Article 2.
          ---------------

          Pledge Agreement:  As defined in Section 13.1.
          ----------------

          Prior Title:  As defined in Section 4.1.
          -----------

          Purchase Price:  As defined in Section 3.1.
          --------------

          Records:  As defined in Article 2.
          -------

          Registration Statement:  As defined in the Recitals.
          ----------------------

          Registration Rights Agreement:  As defined in Section 3.2.
          -----------------------------

          REIT:  As defined in the Recitals.
          ----

          Revised Coverage:  As defined in Section 4.1.
          ----------------

          SEC:  As defined in the Recitals.
          ---

          Securities Act:  As defined in Section 3.4.
          --------------

          Security Documents:  As defined in Section 8.3.
          ------------------

          Sellers:  As defined in Section 2.1.
          -------

          Seller's Share:  As defined in Section 10.8.
          --------------

          Service Contracts:  As defined in Article 2.
          -----------------

          Shares:  As defined in the Recitals.
          ------

          Tenants:  As defined in Section 8.3.
          -------

          Termination Date:  As defined in Section 5.4.
          ----------------

          Title Commitment:  As defined in Section 4.1.
          ----------------

          Title Company:  As defined in Section 4.1.
          -------------

          Title Policy:  As defined in Section 4.1.
          ------------

          Tradenames:  As defined in Article 2.
          ----------

          UCC Searches:  As defined in Section 4.2.
          ------------

          Unit Sellers:  As defined in Section 9.1.
          ------------

          Units:  As defined in the Recitals.
          -----

          Warranties:  As defined in Article 2.
          ----------

                                  ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

          16.1  Notice.  Any notice provided for by this Agreement and any other
                ------
notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. The address for AGH, the

Partnership or the REIT for all purposes under this Agreement shall be the following:

                    American General Hospitality, Inc.
                    3860 W. Northwest Highway, Suite 300
                    Dallas, Texas  75220
                    Attention:  Bruce G. Wiles

          with a copy to:

                    Battle Fowler, L.L.P.
                    75 East 55th Street
                    New York, New York 10022
                    Attention:  Peter M. Fass, Esq.

DFWGP's address for all purposes under this Agreement shall be the following:

                    DFW South Acquisition Corporation
                    Williams Square, Suite 330
                    5215 North O'Connor Boulevard
                    Irving, Texas  75039
                    Attention:

          with a copy to:

                    Bracewell & Patterson L.L.P.
                    Lincoln Plaza
                    500 N. Akard Street, Suite 4000
                    Dallas, Texas  75201
                    Attention:  Thomas E. Davis, Esq.


Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

          16.2  Entire Agreement; Modifications and Waivers; Cumulative
                -------------------------------------------------------
Remedies.  This Agreement constitutes the entire agreement between the parties
- --------
hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to DFWGP, AGH or Partnership upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by DFWGP, AGH or Partnership of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to DFWGP, AGH or Partnership either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

          16.3  Exhibits.  All exhibits referred to in this Agreement and
                --------
attached hereto are hereby incorporated in this Agreement by reference.

          16.4  Successors and Assigns.  Except as set forth in this Article,
                ----------------------
this Agreement may not be assigned by AGH or the Partnership without the prior approval of DFWGP. This Agreement shall be binding upon, and inure to the benefit of, DFWGP, AGH and the Partnership and their respective legal representatives, successors, and permitted assigns. Whenever a reference is made in this Agreement to AGH or the Partnership, it shall include their respective successors and permitted assigns under this Agreement. Neither the Partnership nor AGH may assign its rights under the Agreement without the prior written consent of DFWGP, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, so long as AGH agrees to remain liable under this Agreement, the Partnership or AGH may assign its rights and obligations under this Agreement to an affiliate without DFWGP's prior consent.

          16.5  Article Headings.  Article headings and article and section
                ----------------
numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

          16.6  Governing Law.  This Agreement shall be construed and
                -------------
interpreted in accordance with the laws of the State of Texas.

          16.7  Time Periods.  If the final day of any time period or limitation
                ------------
set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Texas or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

          16.8  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          16.9  Survival.  All covenants and agreements contained in the
                --------
Agreement which contemplate performance after the Closing Date and all representations, warranties and indemnities contained in this Agreement shall expressly survive the Closing for a period of one (1) year, and shall not be deemed to merge into, or be waived by, DFWGP or by any other closing documents.

          16.10  Further Acts.  In addition to the acts, deeds, instruments and
                 ------------
agreements recited herein and contemplated to be performed, executed and delivered by REIT, Partnership and DFWGP, REIT, Partnership and DFWGP shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transactions contemplated hereunder. However, the foregoing shall not be deemed to (i) require DFWGP to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Partnership or REIT to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement.

          16.11  Severability.  In case any one or more of the provisions
                 ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          16.12  Attorneys' Fees.  Should either party employ an attorney or
                 ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

          IN WITNESS WHEREOF, this Agreement has been entered into effective as of the day and year first above written.

                                   DFWGP:

                                   DFW SOUTH ACQUISITION CORPORATION,
                                   a Texas corporation

                                   By:  /s/ Thomas Corcoran, Jr.
                                      ----------------------------
                                   Name: Thomas Corcoran, Jr.
                                        --------------------------
                                   TITLE:  PRESIDENT
                                         -------------------------

                                   AGH:

                                   AMERICAN GENERAL HOSPITALITY, INC.,
                                   a Texas corporation

                                   By: /s/ Bruce G. Wiles
                                      ---------------------------------
                                   Name:  Bruce G. Wiles
                                   Title: Executive Vice President

                                   THE PARTNERSHIP:

                                   AMERICAN GENERAL HOSPITALITY OPERATING
                                   PARTNERSHIP, L.P.,
                                   a Delaware limited partnership

                                   By:  AGH GP, Inc., a Nevada Corporation,
                                        General Partner


                                   By: /s/ Bruce G. Wiles
                                      ---------------------------------
                                   Name:  Bruce G. Wiles
                                   Title: Executive Vice President

                                  SCHEDULE 1

     The Purchase Price (prior to any adjustments pursuant to Article 10) shall be adjusted and paid to DFWGP in Units as follows:

     At the Closing, DFWGP shall receive a number of Units equal to (i) the Purchase Price (subject to adjustment as set forth below), divided by (ii) the mid-point of the proposed per Share offering prices (the "Mid-Point Price") set forth in the final red herring included in the REIT's Registration Statement on Form S-11 (the "Red Herring"). In the event that the initial yield per Share set forth in the Red Herring (the "Initial Yield"; calculated by dividing the estimated annual distribution per Share for the 12-month period following the IPO, as set forth in the Red Herring by the Mid-Point Price) is a percentage greater or less than 8.00%, then the Purchase Price shall decrease or increase accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Partnership; provided, however, in no event shall the Purchase Price be reduced by more than 7.5%. As used in this Schedule 1, the "value of the Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expresssed as a decimal fraction) to be distributed to the partners in the Partnership or the shareholders in the REIT (as the case may be) as et forth in the Red Herring, and dividing that product by the Initial Yield. While the Purchase Price may never be reduced by more than 7.5%, there shall be no cap on increases in the Purchase Price as a result of any positive pricing adjustment described in this
Schedule 1. For purposes of the Agreement, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the percentage interest being conveyed under this Agreement for Units times and sum of the Aggregate Purchase Price and the value of the Debt and the denominator of which is the value of the total portfolio of hotel assets acquired by the Partnership upon the consummation of the IPO as determined in good faith by the REIT.

                                                May 1, 1996


DFW South Acquisition Corporation
Williams Square, Suite 330
5215 North O'Connor Boulevard
Irving, Texas  75039

Attention: Thomas J. Corcoran, Jr.

                           Re: DFW South Holiday Inn
                               ----------------------
Gentlemen:

     Reference is hereby made to the Contribution Agreement (the "Agreement") made as of April 26, 1996 by and among DFW South Acquisition Corporation, a Texas corporation ("DFWGP"), AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("AGH") and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms not otherwise defined in this letter agreement shall have the meanings ascribed to them in the Agreement. This will evidence and confirm certain further understandings and agreements between Grantor and Grantee with respect to the Agreement as follows:

     1. The first paragraph of Section 3.1 of the Agreement shall be restarted and amended in its entirety:

        3.1 Purchase Price. The aggregate purchase price for all the Interests
            --------------
     shall be $25,132,000 ("Aggregate Purchase Price"). The Aggregate Purchase Price less the original principal amount of the Debt is $10,882,000 ("Net Aggregate Purchase Price"). The purchase price ("Purchase Price") to be received by DFWGP in respect of the contribution of DFWGP's Interest shall be determined by applying the applicable provisions of the Amended and Restated Agreement of Limited Partnership of DFWS dated May 1, 1992 to the proceeds of the sale of all the Interests based upon
     the Net Aggregate Purchase Price. Thirty (30%) percent of the Purchase Price as adjusted pursuant to Article 10 shall be paid to DFWGP at Closing by wire transfer. Seventy (70%) percent of the Purchase Price (the "Unit
                                                                         ----
     Component of the Purchase Price") as adjusted pursuant to Article 10 and as
     -------------------------------
     set forth below shall be paid to DFWGP at the Closing in Units. The Unit Component of the Purchase Price shall be adjusted and the total number of Units to be delivered to DFWGP shall be determined in accordance with
     Schedule I annexed hereto. The parties agree that the Purchase Price (after adjustment pursuant to Schedule 1, but before any adjustment pursuant to
     Article 10) will be allocated 5% to the Land, 90% to the Improvements and 5% to the Personal Property.

  2. Schedule 1 of the Agreement shall be deemed deleted and substituted by
Schedule 1 annexed hereto.

  3. All terms, covenants and conditions of the Agreement, except as specifically amended in this letter agreement, are hereby ratified and confirmed in all respects by DFWGP, AGH and Partnership.

  4. The terms and provisions of this letter agreement may not be amended, modified or terminated, except by an agreement in writing signed by the parties hereto. The provisions of this letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  Please acknowledge your agreement to the terms and provisions of this letter agreement by signing where indicated below and returning this letter agreement to the undersigned.

                                      Sincerely yours,

                                      AMERICAN GENERAL, HOSPITALITY, INC.
                                      a Texas certification



                                      By: /s/ BRUCE G. WILES
                                         --------------------------------
                                      Name: Bruce G. Wiles
                                      Title: Executive Vice President


                                      AMERICAN GENERAL HOSPITALITY OPERATING
                                      PARTNERSHIP, L.P.
                                      a Delaware limited partnership

                                      By: AGH GP, Inc., a Nevada Corporation
                                          General Partner



                                      By: /s/ BRUCE G. WILES
                                          --------------------------------
                                      Name: Bruce G. Wiles
                                      Title: Executive Vice President

Accepted and Agreed:

DFW SOUTH ACQUISITION CORPORATION,
a Texas Corporation

/s/ THOMAS J. CORCORON
- ----------------------------------
By: Thomas J. Corcoron
Name: Thomas J. Corcoron
Title: President

                                  Schedule 1
                                  ----------


     The Purchase Price (prior to any adjustments pursuant to Article 10) shall be adjusted and paid to DFWGP in Units as follows:

At the Closing, DFWGP shall receive a number of Units equal to (i) the Purchase Price (subject to adjustment as set forth below), divided by (ii) the mid-point of the proposed per Share offering prices (the "Mid-Point Price") set forth in the final red herring included in the REIT's Registration Statement on Form S-11 (the "Red Herring"). In the event that the initial yield per Share set forth in the Red Herring (the "Initial Yield"; calculated by dividing the estimated annual distribution per Share for the 12-month period following the IPO, as set forth in the Red Herring by the Mid-Point Price) is a percentage greater or less than 8.00%, then the Purchase Price shall decrease or increase accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Partnership; provided, however, in no event shall the Purchase Price be reduced by more than 7.5%. As used in this Schedule 1, the "value of the Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Partnership or the shareholders in the REIT (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the Purchase Price may never be reduced by more than 7.5%, there shall be no cap on increases in the Purchase Price as a result of any positive pricing adjustment described in this Schedule 1. For purposes of the Agreement, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the percentage interest being conveyed under this Agreement for Units times the sum of the Aggregate Purchase Price and the value of the Debt and the denominator of which is the value of the total portfolio of hotel assets acquired by the Partnership upon the consummation of the IPO as determined in good faith by the REIT.

                                     -iv-